EXHIBIT 99.1
FOR RELEASE

Tower Automotive, Inc.	Contact: Joe Kirik (248) 675-6253
27275 Haggerty Road	(248) 649-8900
Novi, MI 48337	kirik.joe@towerautomotive.com
TOWER AUTOMOTIVE CHAPTER 11 PLAN CONFIRMED, SALE APPROVED
Expects to Complete Sale Transaction by the end of July 2007
NOVI, Mich., July 11, 2007 — Tower Automotive (OTCBB: TWRAQ) announced today that the U.S. Bankruptcy Court for the Southern District of New York has confirmed its Chapter 11 Reorganization Plan (the “Plan”) and approved the sale of substantially all of the company’s assets to an affiliate of Cerberus Capital Management, L.P. All classes of creditors that voted have accepted the plan. The company expects to close the transaction by the end of July 2007.
Tower filed for Chapter 11 protection on February 2, 2005, citing lower production volumes, rising steel prices and a complex and unsustainable debt load. To strengthen its financial position and realize opportunities for profitable, long-term future operations, the company implemented a sweeping restructuring during its reorganization process. It closed or sold 16 manufacturing plants and consolidated production into existing facilities to improve productivity. It also negotiated settlements with all 10 U.S.-based labor unions, sold non-core businesses and diversified its customer base with international automakers. As a result, Tower expects more than half of the restructured company’s revenue will come from its international operations.
“Today, we achieved another significant milestone in our restructuring process with the Bankruptcy Court’s confirmation of our Chapter 11 Plan,” said Kathleen Ligocki, Tower Automotive’s President and CEO. “While the journey was difficult, we are pleased to have court approval of a Plan that deals fairly and equitably with our various constituencies while allowing Tower to emerge as a much stronger, leaner, more agile company. Now, backed by our new owners who have clearly demonstrated their commitment to the auto industry, we look forward to focusing on profitable growth with our customers around the world.”
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About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, General Motors, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends,” “project,” “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made.
Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company’s complex and restrictive capital structure; (ii) the Company’s reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company’s ability to obtain new business on new and redesigned models; (vi) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company’s failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (xi) implementation of or changes in the laws, regulations or policies

Tower Automotive Chapter 11 Plan Confirmed – p. 3
governing the automotive industry that could negatively affect the automotive components supply industry; (xii) changes in general economic conditions in the United States, Europe and Asia; and (xiii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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